                   [Logo Patterson Belknap Webb & Tyler LLP]


                                       John E. Schmeltzer, III
                                       Partner
                                       (212) 336-2580
                                       Direct Fax (212) 336-7953
                                       jeschmeltzer@pbwt.com



April 26, 2006

Castle Brands Inc.
570 Lexington Avenue, 29th Floor
New York, New York 10022

           Re:  Castle Brands Inc. 2003 Stock Incentive Plan
                --------------------------------------------

Dear Sirs:

     We have acted as counsel to Castle Brands Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 1,988,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Company's registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on the date hereof.

     In rendering this opinion we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to date, and the minutes of the corporate proceedings taken by the Company in connection with the authorization of the Shares. We have also examined the originals, or copies certified or otherwise identified to us, of the corporate records of the Company, certificates of public officials and representatives of the Company, and such other documents and records, and have made such investigations of law, as we have deemed necessary for purposes of this opinion. We have assumed the genuineness of all signatures, the conformity to the original of all copies and the factual accuracy of all certificates submitted to us.

     On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of Castle Brands Inc. 2003 Stock Incentive Plan, as amended, at prices in excess of the par value thereof, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

     We express no opinion as to any laws other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.



                                      Very truly yours,

                                      PATTERSON, BELKNAP, WEBB & TYLER LLP


                                      By:  /s/ John E. Schmeltzer III
                                          -------------------------------
                                          A Member of the Firm